EXHIBIT 4.1

EXECUTION COPY

VITESSE SEMICONDUCTOR CORPORATION

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the “Agreement”) is made effective as of January 31, 2003 (the “Effective Date”), by and among Vitesse Semiconductor Corporation, a Delaware corporation (the “Buyer”) and the shareholders of APT Technologies, Inc., a California corporation (the “ Company”), set forth on Exhibit A hereto (the “Shareholders”).

RECITALS

     A. The Company, the Shareholders and certain others are parties to the Stock Purchase Agreement dated January __, 2003 (together with the exhibits and schedules thereto, the “Purchase Agreement”), pursuant to which Buyer will purchase 100% of the outstanding capital stock of the Company (the “APT Stock”) from the Shareholders and the Company’s corporate existence shall continue as a wholly-owned subsidiary of Buyer.

     B. Pursuant to the Purchase Agreement, among other things, Buyer has the option to pay some or all of the Purchase Price (as such term is defined in the Purchase Agreement) in shares of common stock of Buyer (the “Shares”).

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     “Black-Out Period” means any period during which executive officers and directors of Buyer are generally prohibited from engaging in trades in Buyer’s securities pursuant to Buyer’s Insider Trading Policy.

     “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Holder” means any of the Shareholders, for so long as such person holds or may be issued any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

     “Insider Trading Policy” means the policy adopted by Buyer’s Board of Directors, as such may be amended from time to time, relating to transactions in Buyer’s securities by Buyer’s executive officers and directors.

     “Permitted Window” means the period during which a Holder entitled to sell Registrable Securities pursuant to a registration statement under Section 5(a) of this Agreement shall be permitted to sell Registrable Securities pursuant to such a registration. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the tenth business day following receipt by Buyer of a written notice from a Holder to Buyer that such Holder intends to sell Shares pursuant to such registration statement, or such earlier date as Buyer may agree to, and shall (ii) terminate upon the commencement of a Black-Out Period.

     “Registrable Securities” means the Shares and any Common Stock of Buyer issued or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     “Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     “Registration Expenses” means all expenses, except Selling Expenses incurred by Buyer in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Buyer, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Buyer, which shall be paid in any event by Buyer).

  “Restricted Securities” means the securities of Buyer required to bear a legend as described in Section 3 hereof.

     “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

     2. Restrictions on Transferability. The Restricted Securities and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such securities held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Section 4.

     3. Restrictive Legend. Each certificate representing the Shares or any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT.

Each Holder consents to Buyer making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) a sale made in accordance with the applicable provisions of Rule 144) of Restricted

Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Buyer of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by Buyer, the holder shall also provide, at such holder’s expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to Buyer) addressed to Buyer, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to Buyer of such notice and, if required, such opinion, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such notice. Buyer agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder’s lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for Buyer, such legend is not required in order to establish or ensure compliance with any provision of the Securities Act.

     5. Registration on Form S-3.

     (a) Registration. It being the intent of the parties to this Agreement that the Holders of Registrable Securities be able to sell such securities pursuant to a registration statement declared effective by the Commission, Buyer shall use its commercially reasonable efforts to cause a registration statement on Form S-3 (or any successor form, collectively, a “Form S-3”) covering all Registrable Securities to be filed and declared effective no later than 30 days after the date of this Agreement. Buyer shall use its commercially reasonable efforts to keep such registration statement effective until the first anniversary of the date of this Agreement, or such earlier date upon which (i) no Holder holds any Registrable Securities or (ii) a Black-Out Period commences that will include the first anniversary of the date of this Agreement. Upon receipt of a notice from any Holder that such Holder intends to sell Registrable Securities during a Permitted Window, Buyer shall, prior to the commencement of the Permitted Window, inform the other Holders of the commencement of the Permitted Window, provided, that unless Buyer delivers notice to the Holders of the existence of a Black-Out Period within 48 hours prior to the date such Holder receives certificates evidencing

Shares deliverable on any Accelerated Subsequent Payment Date (as defined in the Purchase Agreement), delivery of such certificates shall constitute notice to the Holders of a Permitted Window; provided further that a Holder shall not be required to provide notice of its intention to sell shares delivered on any such Accelerated Subsequent Payment Date, unless such holder has been advised of the commencement of a Black-Out Period or a regularly scheduled Black-Out Period has commenced. Buyer shall notify each of the Holders of the termination of a Permitted Window no later than the time Buyer notifies its executive officers and directors of the corresponding Black-Out Period; provided, however, that Buyer need not notify the Holders of regularly scheduled Black-Out Periods relating to the closing of Buyer’s fiscal quarters, which periods commence on the fifteenth day prior to the end of the last month of each fiscal quarter and terminate twenty-four hours after Buyer publicly announces its results for such quarter.

     (b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligations and the Holders’ rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by Buyer.

     (i) Buyer shall have no obligation to keep effective a registration statement hereunder following such time as each Holder is eligible to sell any of its Registrable Securities under the applicable provisions of Rule 144.

     (ii) The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window.

     (iii) If Buyer furnishes to the Holders a certificate signed by the President, Chief Financial Officer or Vice President, Finance of Buyer stating that, in the good faith judgment of the Board of Directors of Buyer, it would be seriously detrimental to Buyer for a Form S-3 registration to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving Buyer that Buyer would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors be premature or otherwise inadvisable, (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Form S-3 registration statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing or (C) Buyer’s bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of the receipt of a notice from a Holder that it intends to sell Registrable Securities during a Permitted Window,

Buyer may defer the filing of the Form S-3 registration statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be. Buyer may elect to so defer, delay or terminate under clause (A) above only to the extent that the event described in clause (A) also gives rise to a Black-Out Period applicable to all of Buyer’s executive officers and directors under Buyer’s Insider Trading Policy. If Buyer elects to so defer, delay or terminate under clause (B) above, Buyer shall use its commercially reasonable efforts to amend the registration statement or take such other action as may be necessary to eliminate the situation described in clause (B) as soon as practicable. Any Holder receiving any notice from Buyer with respect to the matters covered by this Section 5(b)(iii) shall keep the fact and content of such notice, and the event or circumstances giving rise to such notice, confidential, except that such Holder may reveal such information to his attorney to protect his or her interest, provided such Holder informs such attorney that the information is confidential and may not be used for any purpose, including without limitation trading in the Company’s securities.

     (iv) The obligations of Buyer hereunder are conditioned upon its being eligible to register its securities on From S-3 at the time any such registration is otherwise required hereunder.

     (v) At any time that Buyer is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a registration statement on Form S-3, Buyer may, instead of maintaining an effective registration statement on Form S-3 for the benefit of the Holders, include such Registrable Securities in a registration effected for the benefit of Buyer and/or other selling stockholders. In the event that such registration is in connection with an underwritten offering, the Holders participating in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected by Buyer.

     (vi) Notwithstanding anything to the contrary in this Agreement, Buyer shall have no obligation to effect a registration hereunder, and no Permitted Window will exist, with respect to Registrable Securities that are subject to the escrow provisions of the Purchase Agreement (including any agreement which is an exhibit thereto) during the time that such Registrable Securities are subject to such provisions and no Holder shall sell any such Registrable Securities pursuant to a registration hereunder, or pursuant to Rule 144, during any such escrow period.

     (c) Underwriting. At the election of the Holders representing a majority of the Registrable Securities that are proposed to be sold during a Permitted

Window (the “Deciding Holders”), all sales of Registrable Securities under this Section 5 during such Permitted Window shall be made through an underwriting managed by an underwriter selected by Buyer and acceptable to Deciding Holders (the “Managing Underwriter”). Buyer shall, together with all Holders proposing to distribute their Registrable Securities through such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Buyer. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution. Nothing in this section shall require the Holders to select and sell any of the Registrable Securities through a Managing Underwriter.

     (d) Registration Procedures. In connection with any registration required under this Agreement, Buyer shall take the actions set forth below.

     (i) Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, Buyer shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

     (ii) Buyer shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (iii) Buyer shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by a registration statement filed pursuant to this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

     (iv) Buyer shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

     (v) Buyer shall use its reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of each State of the United States of America as any of the Holders or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided that Buyer shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (vi) Buyer shall immediately notify each Holder entitled to sell Registrable Securities during a Permitted Window of the happening of any event which comes to Buyer’s attention if, as a result of such event, the prospectus included in the registration statement filed pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (vii) Buyer shall take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

     (viii) Buyer shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a registration statement filed under this Agreement, and any attorney, accountant or other agent retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of Buyer and its subsidiaries, as such person may reasonably request for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Buyer is given reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement). Buyer shall cause the officers, directors and employees of Buyer and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Buyer is given reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

     6. Other Registration Rights. The Holders acknowledge that certain other stockholders of Buyer may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

     7. Expenses of Registration. All Registration Expenses incurred in connection with Buyer’s obligations hereunder shall be borne by Buyer. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them.

8. Indemnification.

     (a) Buyer will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and Buyer will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Buyer by such Holder or controlling person, and stated to be specifically for use therein; and provided, further, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemental prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall Buyer have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than Buyer in violation of the terms of this Agreement (a “Violation”).

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected, indemnify Buyer, each of its directors and officers, each person who controls Buyer within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer, such Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Buyer by such Holder. Notwithstanding the foregoing, in no event shall any indemnity by a Holder under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

     (c) Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses available to the Indemnified Party and the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, claim, loss, damage or liability referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, claim, loss, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements, omissions or violations that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 8(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration hereunder shall furnish to Buyer such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Buyer may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration Buyer agrees to use all reasonable efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

     (b) File with the Commission in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act.

     11. Transfer of Registration Rights. The rights to cause Buyer to register securities granted to Holders under Section 5 may be assigned to a transferee or assignee reasonably acceptable to Buyer in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 250,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to Buyer and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause Buyer to register securities may be assigned without compliance with item (ii) above to the legal successor to an individual holder, or to a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder, or to a trustee or beneficiary of any Holder that is a trust.

     12. Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Buyer and Holders of a majority of the Registrable Securities issuable or issued at the time such amendment or waiver is made, provided such amendment or waiver affects all Holders uniformly.

     13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflict of laws provisions.

     14. Entire Agreement. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement among the parties regarding the matters set forth herein and therein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Company’s shareholders with respect to APT Stock shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     15. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

     (a) if to a Holder, at such Holder’s address as set forth below such Holder’s name on Exhibit A to this Agreement, or at such other address as such Holder shall have furnished to Buyer, with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA 94025
Fax: (650) 321-2800
Attention: Bennett L. Yee

(b)  if to Buyer, to:

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, California 93012
Fax: (805) 388-7565
Attn: Vice President, Finance

or at such other address as Buyer shall have furnished to the Holders, with a copy to:

Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attn: Francis S. Currie, Esq.
Fax: (650) 752-2111

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“Buyer’

Vitesse Semiconductor Corporation a Delaware corporation

By:	/s/ Eugene Hovanec

Title:	CFO

“THE HOLDERS”

/s/ James V. Rubino

James V. Rubino

/s/ Klaus-Peter Deyring

Klaus-Peter Deyring

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